Exhibit 10.1

PROMISSORY NOTE

Principal Amount: $250,000	Dated: November 4, 2026

FOR VALUE RECEIVED, Protagenic Therapeutics, a Delaware corporation (the “Borrower”), promises to pay to the order of Patness LLC (“Lender”) the principal sum of Two Hundred Fifty Thousand Dollars ($250,000) (the “Principal”), together with interest thereon as provided below, in lawful money of the United States of America.

1.	Interest; Computation; Payment. Interest on the outstanding Principal shall accrue at a rate of one percent (1.0%) per annum, simple interest, calculated on the basis of a 365-day year and the actual number of days elapsed, and shall be payable on the Maturity Date; provided, that if all Obligations (as defined below) are paid in full prior to the date that is three hundred sixty-five (365) days after the date of this Note, all accrued but unpaid interest shall be forgiven and no interest shall be due or payable.

2.	Maturity; Repayment Triggers. The unpaid Principal, together with all accrued but unpaid interest (if any) and all other amounts payable hereunder (collectively, the “Obligations”), shall be due and payable upon the earliest to occur of: (i) the closing of any equity capital raise of any type by the Borrower for gross cash proceeds of at least One Million Dollars ($1,000,000) (an “Equity Financing”), in which case the Obligations shall be due and payable upon such closing, and (ii) the date that is 180 days from the date of this Note (the “Maturity Date”).

3.	Prepayment. Borrower may prepay the Obligations, in whole or in part, at any time and from time to time without premium or penalty. Any partial prepayment shall be applied first to reasonable out-of-pocket fees and expenses then due hereunder (if any), next to accrued but unpaid interest (if any), and then to outstanding Principal.

4.	Payment Mechanics. All payments shall be made in lawful money of the United States of America by wire transfer of immediately available funds to an account designated in writing by Lender, without setoff or counterclaim. If any payment would be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day, and interest shall continue to accrue until the date of payment.

5.	Events of Default. Each of the following shall constitute an “Event of Default”: (a) Borrower fails to pay any amount due under this Note within five (5) Business Days after the date due; (b) Borrower breaches any other material covenant in this Note and such breach remains uncured for ten (10) Business Days after written notice from Lender; (c) Borrower commences any case or proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or makes a general assignment for the benefit of creditors; or (d) any such case or proceeding is commenced against Borrower and is not dismissed within sixty (60) days.

6.	Remedies; Acceleration. Upon the occurrence and during the continuance of an Event of Default specified in Section 5(a) or 5(b), Lender may, by written notice to Borrower, declare all Obligations immediately due and payable, whereupon such amounts shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived. Upon the occurrence of an Event of Default specified in Sections 5(c) or 5(d), all Obligations shall automatically and immediately become due and payable without any action by Lender.

7.	Waivers. Borrower and, to the extent applicable, any sureties, guarantors and endorsers, hereby waive presentment, demand, notice of nonpayment or dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, diligence in collection, and all other notices and demands to the fullest extent permitted by law.

8.	Amendments and Waivers. No amendment, modification, or waiver of any provision of this Note shall be effective unless in writing and signed by Borrower and Lender. Any waiver shall be limited to the specific instance and purpose for which given and shall not be deemed a continuing waiver.

9.	Successors and Assigns. This Note shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Borrower may not assign this Note or any of its rights or obligations hereunder without Lender’s prior written consent. Lender may assign this Note with Borrower’s prior written consent (not to be unreasonably withheld, conditioned, or delayed); provided, that no such consent shall be required for an assignment by Lender to an affiliate controlled by Lender or to Lender’s estate, heirs, or any trust or other entity for estate or tax planning purposes, in each case upon written notice to Borrower.

10.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Note and any claim or controversy arising out of or relating to it shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws rules. Borrower and Lender irrevocably submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York, and waive any objection based on inconvenient forum. EACH OF BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE TO THE FULLEST EXTENT PERMITTED BY LAW.

11.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or nationally recognized overnight courier, or when sent by email in portable document format (PDF), to the parties at their respective addresses or email addresses set forth below (or at such other address or email address as a party may designate by notice in accordance with this Section).

12.	Severability. If any provision of this Note is held invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

13.	Entire Agreement. This Note constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

14.	Counterparts; Electronic Signatures. This Note may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Note, and any signatures hereon, by email (including PDF), facsimile, DocuSign or other electronic transmission, and the use of electronic signatures, shall be effective and deemed original to the fullest extent permitted by the federal Electronic Signatures in Global and National Commerce Act, the New York Electronic Signatures and Records Act, and other applicable law.

15.	Costs of Collection. If this Note is placed in the hands of an attorney for collection following an Event of Default, Borrower shall pay Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred in enforcing this Note.

16.	Lost, Stolen or Destroyed Note. Upon receipt of a customary lost instrument affidavit and indemnity reasonably satisfactory to Borrower, Borrower shall issue a replacement note in the same principal amount and on the same terms as this Note.

17.	Usury Savings. It is the intent of the parties that the interest and other charges under this Note shall not exceed the maximum rate permitted by law. If any such interest or charge is determined to be in excess of such maximum, such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, shall be credited against the Obligations or refunded to Borrower.

18.	Headings. Headings are for convenience only and shall not affect the interpretation of this Note.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Promissory Note as of the date first written above.

BORROWER:
PROTAGENIC THERAPEUTICS,
a Delaware corporation

By:	/s/ Garo H. Armen
Name:	Garo H. Armen
Title:	Executive Chairman
Date:

Borrower Notice Information:

Address:
Email:

LENDER:
Patness LCC

Signature:	/s/ Patrice McNicoll
Date:

Lender Notice Information:
Address:
Email: